77C Matters submitted to a vote of security holders

Liberty Young Investor Fund

On June 28, 2002, a Special Meeting of Shareholders of Liberty Young
Investor Fund was held to approve an Agreement and Plan of Reorganization for Stein Roe Young Investor Fund to acquire substantially all of the assets of Liberty Young Investor Fund. The votes cast at the Meeting were as follows:

      For:        37,981,549.93   NAV being a majority of the NAV represented
                                  at the Meeting
      Against:     1,405,255.89   NAV
      Abstain:     2,515,192.90   NAV


At the June 28, 2002 Special Meeting of Shareholders of Liberty Young Investor Fund, Class K shareholders also were asked to approve the Agreement and Plan of Reorganization. The votes cast at the Meeting were as follows:

      For:         112,266.80    NAV being a majority of the NAV represented at
                                 the Meeting
      Against:           0.00    NAV
      Abstain:           0.00    NAV


Liberty Growth Stock Fund

On June 28, 2002, a Special Meeting of Shareholders of Liberty Growth Stock Fund was held to approve an Agreement and Plan of Reorganization for Stein Roe Young Investor to acquire substantially all assets of Liberty Growth Stock Fund.
The votes cast at the Meeting were as follows:

      For:         207,051,310.90    NAV being a majority of the NAV
                                     represented at the Meeting
      Against:      4,967,450.33     NAV
      Abstain:     11,432,590.86     NAV

At the June 28, 2002 Special Meeting of Shareholders of Liberty Growth Stock Fund, Class K shareholders also were asked to approve the Agreement and Plan of Reorganization. The votes cast at the Meeting were as follows:

      For:         207,051,310.90    NAV being a majority of the NAV
                                     represented at the Meeting
      Against:      4,967,450.33     NAV
      Abstain:     11,432,590.86     NAV



77Q3:

The Registrant's Chief Executive Officer and Chief Financial Officer, based on their evaluation of the Registrant's disclosure controls and procedures as of October 29, 2002, have concluded that such controls and procedures are adequately designed to ensure that information required to be disclosed by the Registrant in its reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to the Registrant's management, including the Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. There were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                      LIBERTY STEIN ROE FUNDS ADVISOR TRUST
                                     Certification
I, Keith T. Banks, certify that:
1. I have reviewed this report on Form N-SAR of Liberty Stein Roe Funds Advisor Trust; 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; 3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;
 4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have: a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date; 5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions): a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and 6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: 11/26/02                              /s/Keith T. Banks
                                               President



                      LIBERTY STEIN ROE FUNDS ADVISOR TRUST
                                  Certification
I, J. Kevin Connaughton, certify that:
1. I have reviewed this report on Form N-SAR of Liberty Stein Roe Funds Advisor Trust; 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; 3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report; 4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have: a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date; 5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions): a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and 6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:    11/26/02                   /s/ J. Kevin Connaughton
                                        Treasurer